Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Form S-8 Registration Statement of Lee Enterprises, Incorporated of our report dated November 28, 2016, relating to our audits of the consolidated financial statements of Madison Newspapers, Inc. and Subsidiary, for the years ended September 25, 2016, September 27, 2015, and September 28, 2014, respectively, and to the reference to our firm.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Madison, Wisconsin
May 30, 2017